UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-41459	06-1269834
(State or other jurisdiction		(Commission	(I.R.S. Employer
of incorporation)		file number)	Identification No.)

601 Merritt 7
Norwalk,	Connecticut		06851
(Address of principal executive offices)			(Zip Code)

(203) 975-7110
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLGN	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

    Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2026, Silgan Holdings Inc. (“we,” “us” or “our”) and certain of our wholly owned subsidiaries entered into a Consent to Amended and Restated Credit Agreement with the Lenders (as defined therein) party thereto and Wells Fargo Bank, National Association, as Administrative Agent (the “Consent”). The Consent modifies our existing amended and restated credit agreement, dated as of March 24, 2017 (as amended, the “Existing Credit Agreement”). The Existing Credit Agreement, as modified by the Consent, is referred to below as the “Credit Agreement.”

We entered into the Consent in connection with (i) Silgan Holdings LLC, a Delaware limited liability company and our wholly owned subsidiary (“SH LLC”), forming Silgan Metal Packaging LLC, a Delaware limited liability company and wholly owned subsidiary of SH LLC (“MetalCo”), and (ii) A-VL Holdco, LP, a Delaware limited partnership, MetalCo and us entering into the previously announced Transaction Agreement dated as of October 17, 2026 (the “Transaction Agreement”), providing for our contribution, through one or more of our wholly owned subsidiaries, of our metal food and general line containers, metal vacuum closures, plastic vacuum closures, non-dispensing plastic dairy closures and aluminum roll-on closures for beer and non-alcoholic beverages businesses, including the subsidiaries that hold such businesses (the “Contributed Subsidiaries”), to MetalCo or one or more subsidiaries of MetalCo (such contribution, the “Business Contribution”), pursuant to the terms and conditions of the Transaction Agreement at the closing contemplated thereunder.

Pursuant to the Consent, the Lenders consented to the designation of MetalCo as an “Unrestricted Subsidiary” (as defined in the Credit Agreement) under the Credit Agreement effective as of the Consent Effective Date (as defined in the Consent) and the designation of each entity that becomes a subsidiary of MetalCo as an Unrestricted Subsidiary under the Credit Agreement effective as of the date upon which such entity becomes a subsidiary of MetalCo. Upon the designation of MetalCo or any subsidiary of MetalCo as an Unrestricted Subsidiary, such entity will be released as a guarantor under the Credit Agreement and any pledge of its equity interests in connection with the Credit Agreement will be released. The Consent also permits us to test compliance with any basket, leverage ratio, pro forma financial covenant compliance and absence of any default or event of default necessary for the consummation of all transactions contemplated by the Transaction Agreement (the “MetalCo Transactions”) as of the date of effectiveness of the Transaction Agreement as if it were a Limited Condition Acquisition (as defined in the Credit Agreement) and to use any net proceeds from the MetalCo Transactions that would be required to be used as a mandatory prepayment of loans under the Credit Agreement to instead redeem any of our 4⅛% Senior Notes due 2028, our 2¼% Senior Notes due 2028 and/or our 4¼% Senior Notes due 2031.

Pursuant to the Consent (i) the Business Contribution shall not occur until reasonably prior to, and in connection with, in preparation for, or as may be necessary for the consummation of, the MetalCo Transactions, so long as the Business Contribution is permitted under the Credit Agreement, (ii) none of our subsidiaries or businesses, other than the Contributed Subsidiaries, shall be contributed to MetalCo and (iii) in the event that the MetalCo Transactions do not close and the agreements related thereto are terminated, MetalCo and its subsidiaries will at such time cease to be Unrestricted Subsidiaries.

The foregoing description of the Consent does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Consent to Amended and Restated Credit Agreement, dated as of November 6, 2026, among Silgan Holdings Inc., Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan International Holdings B.V., Silgan Dispensing Systems Holdings Company, the other Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Executive Vice President, General
Counsel and Secretary

Date: November 6, 2026

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